AMENDED AND RESTATED GUARANTY AGREEMENT

          THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this "Agreement") is executed effective the 8th day of November, 2001, by PRIME FINANCIAL CORPORATION, an Oklahoma corporation (the "Guarantor"), in favor of STILLWATER NATIONAL BANK AND TRUST COMPANY, N.A. (the "Lender").

W I T N E S S E T H :

          WHEREAS, the Lender has extended certain loans (the "Loans") to the parties identified below (the "Borrowers"), which Loans are evidenced by the promissory notes described below (the "Notes"):

Borrower	Note No.	Note Date	Original Principal Amount
SBL Corporation	37516	10-16-97	$1,985,508
Sylvia H. Golsen 1992 Trust	37517	10-16-97	$140,532
Steven J. Golsen 1992 Trust	37518	10-16-97	$139,680
Lori R. Rappaport #J-1 Trust	37519	10-16-97	$71,776
Stacy L. Rappaport #J-1 Trust	37520	10-16-97	$71,776
Amy G. Rappaport #J-1 Trust	37521	10-16-97	$73,908
Adam Z. Golsen #J-1 Trust	37522	10-16-97	$71,776
Michelle L. Golsen #J-1 Trust	37523	10-16-97	$71,776
Barry H. Golsen 1992 Trust	37524	10-16-97	$149,680
Linda F. Rappaport 1992 Trust	37525	10-16-97	$149,680
Joshua B. Golsen #J-1 Trust	37526	10-16-97	$73,908

          WHEREAS, the Guarantor has guaranteed payment of the Notes by previously executing and delivering to the Lender for each Loan a certain Guaranty Agreement dated April 21, 2000 (the "Prior Guaranties"); and

AMENDED AND RESTATED GUARANTY AGREEMENT
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          WHEREAS, this Agreement is executed by the Guarantor and delivered to the Lender to induce the Lender to make the Loans and in satisfaction of a material condition precedent to the Loans and to amend and restate the Prior Guaranties.

           NOW, THEREFORE, in consideration of the Loans by the Lender to the Borrowers and the benefits to be derived by the Guarantor therefrom, it is agreed as follows:

          1.     Definition of Loan Documents. For purposes of this Agreement, "Loan Documents" will mean this Agreement, the Notes and all other instruments executed and delivered by the Borrowers, the Guarantor or any other person or entity in connection with the Loans, all instruments issued pursuant to the foregoing documents and all extensions, renewals, modifications and amendments thereof.

          2.     Guaranty. The Guarantor irrevocably and unconditionally guarantees to the Lender the payment of the obligations of the Borrowers contained in the Loan Documents including, without implied limitation, the payment of all principal, interest, attorneys' fees, expenses of collection and other sums now or hereafter owing by the Borrowers to the Lender thereunder. The obligation of the Guarantor hereunder is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance and will not terminate until the Borrowers have paid in full all amounts owing to the Lender under the Loan Documents and have performed all of the Borrowers' obligations under the Loan Documents.

         3.     No Release. The Guarantor agrees that the Guarantor's liability hereunder will not be released, reduced, impaired or affected by the occurrence of any one or more of the following events: (a) the Lender obtaining collateral from the Borrowers or any other person to secure payment or performance under the Loan Documents; (b) the assumption of liability by any other person (whether as guarantor or otherwise) for payment or performance under the Loan Documents; (c) the release, surrender, exchange, loss, termination, waiver or other discharge of any collateral securing payment or performance under the Loan Documents; (d) the subordination, relinquishment or discharge of the Lender's rights relating to the Loan Documents or any collateral described therein; (e) the dissolution, insolvency, bankruptcy or reorganization of the Borrowers, any other guarantor of any obligation of the Borrowers to the Lender or any other person now or hereafter liable for payment or performance under the Loan Documents; (f) the increase, renewal, consolidation, extension, modification, rearrangement or amendment from time to time of the Loans or of the terms of any one or more of the Loan Documents; (g) the sale, encumbrance, transfer or other modification of the ownership of the Borrowers or the Borrowers' assets or the change in the financial condition or management of the Borrowers; (h) the invalidity, unenforceability or insufficiency of any one or more of the Loan Documents or any collateral securing payment or performance thereunder; or (i) the release of any person from any personal liability with respect to all or part of the guaranteed obligations.

          4.     Enforcement. The Lender will not be required to pursue the Lender's remedies against the Borrowers or any other guarantor of the Loans prior to exercising the Lender's remedies under this Agreement.

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          5.      Waiver of Rights. The Guarantor waives diligence, presentment, protest, notice of dishonor, notice of acceptance of this Agreement and all other notices of any nature except as provided in the Loan Documents or this Agreement. Performance by the Guarantor hereunder will not entitle the Guarantor to any payment by the Borrowers or any other guarantor of the obligations of the Borrowers whether under the Loan Documents or otherwise by reason of any claim for contribution, indemnification, reimbursement, subrogation or otherwise, until such time as the Borrowers and any other guarantor of the obligations of the Borrowers under the Loan Documents have paid in full all amounts owing to the Lender and have performed all of the Borrowers' obligations under the Loan Documents. Notwithstanding anything herein to the contrary, the Guarantor hereby waives all rights of subrogation, contribution, reimbursement or indemnity against the Borrowers in connection with this Agreement (but not against any other party) until such time as the obligations of the Borrowers under the Notes or the Loan Documents have been paid in full.

           6.      Expenses of Collection. The Guarantor agrees that in any action brought to enforce this Agreement, the Guarantor will pay to the Lender the reasonable attorneys' fees, court costs and other litigation expenses incurred by the Lender.

           7.      Cumulative Remedies. On the occurrence of any event of default under the Loan Documents or this Agreement, the Lender will be entitled to selectively and successively enforce any one or more of the rights held by the Lender, and such action will not be deemed a waiver of any other right held by the Lender. Except as provided herein or in the Loan Documents, all of the remedies of the Lender under this Agreement and the Loan Documents are cumulative and not alternative.

          8.      Miscellaneous. This Agreement has been negotiated, executed and delivered in Oklahoma City, Oklahoma County, Oklahoma, and is intended to be construed in accordance with the laws of the State of Oklahoma. All actions relating to or arising under this Agreement, whether filed by the Lender or the Guarantor, will be instituted only in a state court sitting in Oklahoma County, Oklahoma, or a federal court sitting in Oklahoma City, Oklahoma. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect or application for any reason, such invalidity, illegality or unenforceability will not affect any other provisions herein contained and such other provisions will remain in full force and effect. This Agreement cannot be amended except by an agreement in writing signed by the Guarantor and the Lender.

           9.      Reinstatement.  The obligations of the Guarantor under this Agreement will be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of all or any part of the guaranteed obligations is rescinded or must be otherwise restored by any holder of such guaranteed obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise, and the Guarantor agrees that the Guarantor will indemnify the Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Lender in connection with such rescission or restoration.

           10.    Limitation of Liability. Notwithstanding anything to the contrary herein contained, the liability of the Guarantor hereunder will not exceed Three Hundred Fifty Thousand Dollars ($350,000.00).

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           11.    Restatement. This Agreement amends, restates and replaces the Prior Guaranties in their entirety and the terms and provisions hereby will supersede the terms and provisions thereof.

           IN WITNESS WHEREOF, the Guarantor and the Lender have executed this Agreement effective the date first above written.

                                                            PRIME FINANCIAL CORPORATION, an Oklahoma
                                                            corporation

                                                            By   /s/ Jack E. Golsen
                                                                Jack E. Golsen, President

                                                           (the "Guarantor")

                                                           STILLWATER NATIONAL BANK AND TRUST
                                                           COMPANY, N.A.

                                                            By   /s/ Sean Fuller
                                                                 Sean Fuller, Senior Vice President

                                                           (the "Lender")

AMENDED AND RESTATED GUARANTY AGREEMENT
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